Exhibit 10.2
ENCORE ENERGY CORP.
2024 LONG TERM INCENTIVE PLAN
1.Purpose; Successor Plan
a.Purpose. The purpose of the enCore Energy Corp. 2024 Long Term Incentive Plan (as amended from time to time, the “Plan”) is to provide a means through which (a) enCore Energy Corp., a British Columbia, Canada corporation (together with any successor thereto, the “Company”), and the Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth and value of the Company and the Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and the Affiliates rest, and whose present and potential contributions to the Company and the Affiliates are of importance, can acquire and maintain stock ownership or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and the Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock Units, Dividend Equivalents, Cash Awards, Substitute Awards, or any combination of the foregoing, as determined by the Committee in its sole discretion.
b.Successor Plan. This Plan is the successor to the Company’s current Stock Option Plan, (the “Predecessor Plan”) which was approved by the Company’s Board on November 30, 2021, and no further awards have been made under the Predecessor Plan from and after the Effective Date of this Plan. All outstanding awards under the Predecessor Plan immediately prior to the Effective Date of this Plan shall continue to be governed solely by the terms and conditions of the Predecessor Plan and each instrument evidencing such grant or issuance and, except as otherwise expressly provided herein or by the Committee, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such awards. The combined total of shares of Stock issuable pursuant to outstanding awards under the Predecessor Plan and pursuant to the Aggregate Share Limit pursuant to this Plan will not exceed 15% of the issued and outstanding Stock of the Company determined as at the Board Approval Date.
2.Definitions. For purposes of the Plan, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when such meaning is intended, such term shall be capitalized.
a.“Affiliate” means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under
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Exhibit 10.2
common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled Person or (ii) to direct or cause the direction of the management and policies of the controlled Person, whether through the ownership of voting securities, by contract, or otherwise.
b.“Aggregate Share Limit” has the meaning ascribed to it in Section 4.a.
c.“ASC Topic 718” means the U.S. Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.
d.“Award” means individually or collectively, any NQSOs, ISO, SAR, Restricted Stock Unit, Dividend Equivalent, Cash Award, or Substitute Award, together with any other right or interest, granted under the Plan.
e.“Award Agreement” means any (i) written agreement (including any employment, severance or change in control agreement) entered into by the Company or an Affiliate of the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement or other instrument or document issued by the Company or an Affiliate of the Company to a Participant describing the terms and provisions of such Award. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or by a Participant. Any shares of Stock that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. All Award Agreements shall be deemed to incorporate, and be subject to, the provisions of the Plan. An Award Agreement need not be identical to other Award Agreements either in form or substance.
f.“Blackout Period” means a period of time during which a Participant cannot sell shares, due to applicable law or policies of the Company in respect of insider trading.
g.“Board” means the Board of Directors of the Company.
h.“Board Approval Date” means July 15, 2024, the date the Board approved the Plan, subject to stockholder approval.
i.“Cash Award” means an Award denominated and paid in cash granted under Section 6.f.
j.“Cashless Exercise” means the Cashless Exercise method as defined in the
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Exhibit 10.2
policies of the TSX Venture Exchange.
k.“Change in Control” means, except as otherwise provided in an Award Agreement, the consummation of any of the following events after the Effective Date:
i.any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;
ii.a majority of the members of the Incumbent Board are replaced or changed as a result of or in connection with any: (A) takeover bid, consolidation, merger, exchange of securities, amalgamation, arrangement, capital reorganization or any other business combination or reorganization involving or relating to the Company; (B) sale, assignment or other transfer of all or substantially all of the assets of the Company in one or a series of transactions, or any purchase of assets; or (C) dissolution or liquidation of the Company;
iii.there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or
iv.the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, provided that, in all such cases, the transactions contemplated by the provisions above are ultimately consummated.
v.the Board passes a resolution to the effect that, for the purposes of some or all of the Award Agreements, an event set forth in i, ii, iii, or iv above has occurred.
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Exhibit 10.2
Notwithstanding the foregoing, except with respect to clause ii above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a subsidiary, all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Further notwithstanding the foregoing, with respect to an Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules and with respect to which a Change in Control would trigger settlement or payment of such Award, “Change in Control” shall mean an event that qualifies both as a “Change in Control” (as defined in this Section) as well as a “change in control event” as defined in the Nonqualified Deferred Compensation Rules.
l.“Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control without regard to assets sold in the Change in Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control takes place, or (v) if such Change in Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section, the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section or in Section 8.e consists of anything other than cash, the Committee shall determine the fair market value of the portion of the consideration offered which is other than cash and such determination by the Committee shall be final, conclusive and binding on all affected Participants to the extent applicable to Awards held by such Participants.
m.“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
n.“Committee” means the Compensation Committee of the Board, unless no such Compensation Committee exists, in which case, a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.
o.“Discounted Market Price” means the Discounted Market Price as defined in the policies of the TSX Venture Exchange.
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Exhibit 10.2
p.“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6.e, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
q.“Effective Date” means July 15, 2024.
r.“Eligible Person” means with respect to an Award under the Plan a current or prospective (i) employee of the Company or an Affiliate, (ii) non-employee director of the Company or (iii) consultant of the Company or an Affiliate, in each case, who has been selected as an eligible person under the Plan by the Committee; provided that any Awards granted prior to the date an Eligible Person first performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no shares of Stock shall be issued or other payment made to such Eligible Person with respect to such Awards, prior to the date on which such Eligible Person first performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to be an Eligible Person, an individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may result in such individual receiving Stock. An employee on leave of absence may be an Eligible Person.
s.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
t.“Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
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Exhibit 10.2
u.“Good Reason” means, unless otherwise specified by the Committee in the Award Agreement, the occurrence (without the Participant’s express written consent) of any of the following:
i.a material reduction by the Company or an Affiliate of a Participant’s annual compensation (including base salary, target annual cash bonus opportunity and the percentage of base salary from which a Participant’s long-term equity incentive award is calculated), other than a reduction approved by the Committee that applies to all similarly situated employees;
ii.the relocation of the Participant’s principal place of employment to a location more than one-hundred (100) miles from the Participant’s principal place of employment (provided, that, such place of employment is a Company or Affiliate office where Company or Affiliate employees are situated) immediately prior to the Company’s or the Affiliate’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for travel reasonably required in the performance of the individual’s responsibilities;
iii.the failure by the Company (or its Affiliate) to pay the Participant’s
base salary, other wages or employment-related benefits as required by law;
iv.a material reduction or diminution in the level of authority, responsibility, duties or office of the Participant; and
v.the Company’s (or its Affiliate’s) material breach of any
employment agreement to which the Company (or its Affiliate) and the Participant are party at the time of such breach.
The Participant shall not be deemed to have resigned for Good Reason unless (i)
the Participant provides written notice to the Company (and the Affiliate, if applicable) of the existence of the Good Reason event within sixty (60) days after its initial occurrence, (ii) the Company (and the Affiliate, if applicable) fails to cure such Good Reason event within thirty (30) days after receipt of such notice, and (iii) the Participant effectively terminates employment within one-hundred twenty (120) days following the occurrence of the non-cured Good Reason event.
v.“Incentive Stock Option” or “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
w.“Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote
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Exhibit 10.2
of at least two-thirds of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.
x.“Insider” means an Insider as defined in the policies of the TSX Venture Exchange.
y.“Investor Relations Service Provider” means any consultant who performs and any director, officer, or employee whose role and duties primarily consist of activities that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but not including:
i.the dissemination of information provided, or records prepared, in the ordinary course of business to promote the sale of products or services of the Company or to raise public awareness of the Company that cannot reasonably be considered to promote the purchase or sale of securities of the Company;
ii.activities or communications necessary to comply with the requirements of applicable securities laws or exchange requirements;
iii.communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if the communication is only through the newspaper, magazine or publication, and the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or
iv.activities or communications that may be otherwise specified by the TSX Venture Exchange.
z.“Net Exercise” means the Net Exercise method as defined in the policies of the TSX Venture Exchange.
aa.“Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
ab.“Nonqualified Stock Option” or “NQSO” means an Option to purchase
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Exhibit 10.2
Stock, granted under this Plan, which is not intended to be an Incentive Stock Option or that otherwise does not meet the requirements for treatment as an Incentive Stock Option under Section 422 of the Code, or any successor provision.
ac.“Option” means a right, granted to an Eligible Person under Section 6.b, to purchase Stock at a specified price during specified time periods, which may either be an ISO or a NQSO.
ad.“Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
ae.“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, join stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust or other organization, whether or not a legal entity, custodian, trustee, executor, administrator, and nominee or entity in a representative capacity.
af.“Qualified Member” means a member of the Board who is (i) a “non-
employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
ag.“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6.d, to receive Stock, cash or a combination thereof at the end of a specified period or upon the occurrence of an event (which may or may not be coterminous with the vesting schedule of the Award).
ah.“Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.
ai.“SAR” means a stock appreciation right granted to an Eligible Person under Section 6.c.
aj.“SEC” means the Securities and Exchange Commission.
ak.“Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
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Exhibit 10.2
al.“Stock” means the Company’s Common Stock, without par value in the capital of the Company, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.
am.“Substitute Award” means an Award granted under Section 6.g.
an.“VWAP” means VWAP as defined in the policies of the TSX Venture Exchange.
3.Administration.
a.Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
i.designate Eligible Persons as Participants;
ii.determine the type or types of Awards to be granted to an Eligible Person;
iii.determine the number of shares of Stock or amount of cash to be covered by Awards;
iv.determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
v.modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;
vi.determine the treatment of an Award upon a termination of employment or other service relationship;
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Exhibit 10.2
vii.impose a holding period with respect to an Award or the shares of Stock received in connection with an Award; viii. interpret and administer the Plan and any Award Agreement;
ix.correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement; and
x.make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, the Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7.a or other Persons claiming rights from or through a Participant. Notwithstanding anything to the contrary herein, the Board may, in its sole discretion, at any time and from time to time, exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters that under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee.
b.Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.
c.Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate applicable law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to
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Exhibit 10.2
the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been properly delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. Any such delegation may be revoked by the Committee at any time. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.
d.Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of the Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of the Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent
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permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
e.Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of the Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Affiliates will be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4.a; and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4.Stock Subject to the Plan.
a.Number of Shares Available for Delivery; ISO Limitation. Subject to
adjustment in a manner consistent with Section 8, 18,473,041 shares of Stock, equal to 10% of the issued and outstanding shares of the Company on the Board Approval Date, are reserved and available for delivery with respect to Awards (the “Aggregate Share Limit”). Subject to adjustment in a manner consistent with Section 8, the aggregate maximum number of shares of Stock that may be issued pursuant to the exercise of Incentive Stock Options from the Aggregate Share Limit is 18,473,041 shares. In addition to any other limits set forth under the Plan, including under Section 5 hereof, no more than 1.3% of the issued and outstanding shares of Stock (measured as of December 31st of the immediately preceding calendar year) may be awarded in any calendar year. The Committee may make exceptions to this limit, but no other Plan limits, when making inducement or sign-on Awards when hiring an executive officer of the Company or an Affiliate.
b.Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock that must be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards (including, for the avoidance of doubt, Dividend Equivalents and, while the Company remains listed on the TSX

Exhibit 10.2
Venture Exchange, Substitute Awards), unless the Committee specifically provides that such Award is granted contingent upon receiving stockholder approval of a number of shares of Stock that would exceed the number of shares required to be delivered. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. For the avoidance of doubt and unless the Committee adopts
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an alternative counting procedure, for so long as the Company remains listed on the TSX Venture Exchange, shares of Stock underlying Awards that are subject to the achievement of performance goals shall be considered issuable or related to outstanding Awards for purposes of this Section 4.b based on the maximum value of such Awards unless and until such time as such Awards become vested and settled in shares of Stock.
c.Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including (i) the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards and (ii) shares that were subject to an Option or SAR but were not issued or delivered as a result of net settlement or Net Exercise of such Option or SAR) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4.b or Section 5. If an Award may be settled only in cash, such Award need not be counted against any share limit under this Section 4.c or Section 5. Any shares of Stock underlying options that are outstanding under the Predecessor Plan as of the Effective Date that later expire or are cancelled, forfeited, exchanged, settled in cash or otherwise terminated without a delivery of shares of Stock thereunder shall become available again for grant with respect to Awards under the Plan.
d.Shares Available Following Certain Transactions. Subject to any required TSX Venture Exchange and/or stockholder approval, Substitute Awards may be granted in accordance with TSX Venture Exchange (and any other applicable stock exchange) requirements in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines. Substitute Awards shall reduce the shares authorized for issuance under the Plan and count against the limitations on grants under Sections 4 and 5; provided, for the avoidance of doubt, shares subject to such Substitute Awards shall be added to the shares available for issuance under the Plan if such Substitute Awards are later cancelled, forfeited, settled in cash or otherwise terminated without a delivery of shares of Stock.
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Exhibit 10.2
e.Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.
5.Eligibility; Award Limitations for Certain Persons.
a.Awards may be granted under the Plan only to Eligible Persons.
b.In each calendar year during any part of which the Plan is in effect, the aggregate value of all compensation granted or paid by the Company, as applicable, to any individual for service as a non-employee member of the Board, including cash fees paid outside of the Plan and Awards granted under the Plan(with Award value determined, if applicable, pursuant to ASC Topic 718 as of the grant date) shall not exceed $500,000; provided, that, the limitation set forth in this Section 5.b (i) shall, for the avoidance of doubt, remain subject to the limitations set forth in Section 4 and the rest of this Section 5 and (ii) shall be without regard to grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company.
c.This Section 5.c shall only apply to the extent the Company is listed on the TSX Venture Exchange:
i.In any 12-month period, no one person may be granted Awards under this Plan and/or the Predecessor Plan in excess of 5% of issued and outstanding Stock, calculated as of the date any such Award is granted or issued.
ii.In any 12-month period, a consultant may not be granted Awards under this Plan and/or the Predecessor Plan in excess of 2% of issued and outstanding Stock, calculated as of the date any such Awards is granted or issued.
iii.Investor Relations Service Provider may not receive any Award under this Plan and/or the Predecessor Plan other than Options. Such Options shall vest over a period of not less than 12 months, such that: no more than 25% of the Options vest no sooner than three (3) months after the Options were granted; no more than another 25% of the Options vest no sooner than six (6) months after the Options were granted; no more than another 25% of the Options vest no sooner than nine (9) months after the Options were
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Exhibit 10.2
granted; and the remainder of the Options vest no sooner than twelve (12) months after the Options were granted. In any 12-month period, an Investor Relations Service Provider may not be granted Options in excess of 2% of issued and outstanding Stock, calculated as of the date any such Option is granted or issued.
iv.Awards granted under this Plan and/or the Predecessor Plan to Insiders (as a group) may not exceed 10% of issued and outstanding Stock at any point in time, calculated as of the date any such Award is granted or issued.
v.In any 12-month period, Awards granted under this Plan and/or the Predecessor Plan to Insiders (as a group) may not exceed 10% of issued and outstanding Stock, calculated as of the date any such Award is granted or issued.
d.For the avoidance of doubt, grants of Dividend Equivalents shall count against the limits in Sections 4 and 5 like all other Awards granted hereunder. If there are not a sufficient number of shares of Stock under the Plan to satisfy the obligations of any Dividend Equivalent granted that is settleable in whole or in part in shares of Stock, the Dividend Equivalent shall be settled in cash.
6.Specific Terms of Awards.
    a.     General.
i.Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10.p), such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion.
ii.Without limiting the scope of Section 6.a.i, with respect to any performance-based conditions, (A) the Committee may use one or more business criteria or other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, (B) any such performance goals may relate to the performance of the Participant, the Company (on a consolidated basis), or to specified Affiliates, subsidiaries, business or geographical units or operating areas of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, (C) the performance period or periods over which performance goals will be measured shall be established by the Committee, and (D)
{00045459:10}

Exhibit 10.2
any such performance goals and performance periods may differ among Awards granted to any one Participant or to different Participants. At the time such an Award is granted, the Committee may specify any reasonable definition of the performance goals it uses. Such definitions may provide for equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature and/or infrequent in occurrence, related to the disposal of a segment of a business or related to a change in accounting principles. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Committee. Except as otherwise provided in an Award Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award, subject to the limitations of Sections 4 and 5. If there are not a sufficient number of shares of Stock under the Plan to satisfy the obligations of any Award subject to performance-based conditions, the Award shall be settled in cash.
iii.This Section 6.a.iii shall only apply while the Company remains listed on the TSX Venture Exchange:
1.No Award (including a Dividend Equivalent), other than an Option, may vest before the date that is one year following the date on which the Award is granted, except in the case of accelerated vesting upon a Participant’s death or a Change in Control.
{00045459:10}

Exhibit 10.2
2.All Awards shall vest or be forfeited no later than 12 months after the Participant to whom such Award is granted ceases to be an Eligible Person under the Plan.
iv. If included in an Award Agreement, in the event that the date provided for expiration or settlement of an Award falls within a Blackout Period imposed by the Company pursuant to a trading policy as the result of the bona fide existence of undisclosed material information, the expiry date or settlement date, as applicable, of the Award shall automatically be extended to the date that is ten (10) business days following the date of expiry of the Blackout Period. Notwithstanding the foregoing, there will be no extension of any Award if the Company (or the Participant) is subject to a cease trade order (or similar order under applicable law). Notwithstanding anything to the contrary herein contained, in no event, including as a result of the any Blackout Period, shall the expiration of any Option issued to a U.S. Participant be extended beyond the original expiry date if the Option has an Exercise Price that is less than the Fair Market Value of the Stock on the date of the proposed extension.
b.Options. The Committee is authorized to grant Options, which may be designated as either ISOs or NQSO’s, to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:
i.Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6.g or in Section 8, the Exercise Price of an Option shall not be less than the greater of (A) the par value per share of the Stock; (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of the Stock on the date of grant); or (C) the Discounted Market Price. Notwithstanding the foregoing, the Exercise Price of a NQSO may be less than 100% of the Fair Market Value per share of Stock as of the date of grant of the Option (but no less than the Discounted Market Price) if the Option (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation
{00045459:10}

Exhibit 10.2
Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.
ii.Time and Method of Exercise; Other Terms. The Committee shall determine the methods by which the Exercise Price may be paid or deemed to be paid and the form of such payment; provided, that, such methods and forms of payment shall be limited to cash, Cashless Exercise and, except for Options held by any Investor Relations Service Provider or Options intended to qualify as ISOs, Net Exercise. The Committee shall also determine the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with Stock under a Net Exercise procedure, such Stock shall be valued based on the Stock’s VWAP as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO). Unless otherwise provided in an Award Agreement or as directed by a Participant in writing to the Company, any Option (other than an ISO) that is exercisable but unexercised as of the day immediately before the Option’s expiration date may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Participant is currently employed or in service to the Company (or an Affiliate) and the Exercise Price is less than the Fair Market Value of a share of Stock on that date. In the event of an automatic exercise, payment of the Exercise Price and any applicable tax withholdings shall be made by a Net Exercise procedure.
iii.Amendments. Any reduction in the Exercise Price of an Option or extension of the term of such Option, where the Participant is an Insider of the Company, shall be subject to stockholder approval.
iv.ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company (within the meaning of Sections 424(e) and (f) of the Code). Except as otherwise provided in Section 8, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or
{00045459:10}

Exhibit 10.2
any ISO under Section 422 of the Code, unless notice has been provided to the Participant that such change will result in disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders.
Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as NQSO in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable Award Agreement.
c.SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:
i.Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
ii.Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6.g or in
Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock, (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR or (C) the Discounted Market Price. Notwithstanding the foregoing, the grant price of an
{00045459:10}

Exhibit 10.2
SAR may be less than 100% of the Fair Market Value per share of Stock subject to an SAR as of the date of grant of the SAR (but no less than the Discounted Market Price) if the SAR (1) does not provide for a deferral of compensation by reason of satisfying the short-term deferral exception set forth in the Nonqualified Deferred Compensation Rules or (2) provides for a deferral of compensation and is compliant with the Nonqualified Deferred Compensation Rules.
iii.Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR. Unless otherwise provided in an Award Agreement or as directed by a Participant in writing to the Company, any SAR that is exercisable but unexercised as of the day immediately before the SAR’s expiration date may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Participant is currently employed or in service to the Company (or an Affiliate) and the grant price is less than the Fair Market Value of a share of Stock on that date. In the event of an automatic exercise, payment of the grant price and any applicable tax withholdings shall be made by a “net exercise” procedure.
d.Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions and such additional terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion:
i.Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
ii.Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of
{00045459:10}

Exhibit 10.2
the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
e.Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock on such terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee shall determine in its sole discretion. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Options or SARs). The Committee may provide that Dividend Equivalents that are granted on a free-standing basis shall be paid or distributed when accrued or at a later specified date and, if distributed at a later date, may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Dividend Equivalents granted in connection with another Award shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned. Dividend Equivalents shall not confer on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of the Dividend Equivalent. Any Dividend Equivalents granted will be subject to any pre-clearance requirements of the TSX Venture Exchange.
f.Cash Awards. The Committee is authorized to grant Cash Awards, on a free-
standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms, conditions and restrictions, not inconsistent with the provisions of the Plan, as the Committee in its discretion determines to be appropriate, including for purposes of any annual or short-term incentive or other bonus program. In any 12-month period, a director of the Company may not be granted Cash Awards under this Plan in excess of US $500,000.
g.Substitute Awards. Subject to any required TSX Venture Exchange and/or stockholder approval, Awards may be granted under the Plan (i) in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate and (ii) in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in romanette (ii) of the
{00045459:10}

Exhibit 10.2
immediately preceding sentence that are Options or SARs may have an exercise or grant price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with TSX Venture Exchange rules (including that any adjustment to the exercise or grant price of such Options or SARs is completed in accordance with the share exchange ratio applicable to the underlying transaction), the Nonqualified Deferred Compensation Rules, does not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations, and complies with other applicable laws and exchange rules.
h.No Repricing. Except as provided in Section 6.g or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for Stock, cash or other consideration when the Exercise Price or grant price per share of Stock under such Option or SAR equals or exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which the Stock is listed (if any).
7.Certain Provisions Applicable to Awards.
    a.     Limit on Transfer of Awards.
i.Each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7.a, an ISO shall not be transferable other than by will or the laws of descent and distribution.
ii.Except as provided in this Section 7.a.i, no Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
b.Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of the Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, which shall be limited to cash, Cashless Exercise, or Net Exercise, and may be made in a single payment or transfer, in installments, or on a deferred
{00045459:10}

Exhibit 10.2
basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Provided further, any such deferral must comply with the applicable requirements of Section 409A of the Code and the Treasury regulations thereunder so that such deferral does not cause the Participant to be subject to taxes and interest pursuant to Section 409A of the Code.
c.Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.
d.Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
e.Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a restrictive covenant agreement in favor of the Company and the Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
f.Corporate Action Constitution Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise or grant price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
8.Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
{00045459:10}

Exhibit 10.2
a.Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, redomestication or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
b.Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.
c.Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions; provided, that, while the Company remains listed on the TSX Venture Exchange, other than in connection with a security consolidation or security split, the following adjustments remain subject to prior approval by the TSX Venture Exchange:
i.If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions; provided, however, that in the case of an extraordinary cash dividend that is not an Adjustment Event, the adjustment to the number of shares of Stock and the Exercise Price
{00045459:10}

Exhibit 10.2
or grant price, as applicable, with respect to an outstanding Option or SAR may be made in such other manner as the Committee may determine that is permitted pursuant to applicable tax and other laws, rules and regulations.
ii.If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
d.Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event (including a redomestication of the Company) that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price, grant price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5(other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event. Notwithstanding the foregoing, while the Company remains listed on the TSX Venture Exchange, other than in connection with a security consolidation or security split, the foregoing actions under this Section 8.d remain subject to prior approval by the TSX Venture Exchange.
e.Change in Control and Other Events. Except to the extent otherwise
{00045459:10}

Exhibit 10.2
provided in any applicable Award Agreement, in the event of a Change in Control in which the Company is the surviving entity and any adjustments necessary to preserve the value of the Participants’ outstanding Awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control, there will be no accelerated vesting of Participants’ Awards solely upon the occurrence of a Change in Control. In the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:
i.accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;
ii.redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price and any tax withholding amounts with respect to an Option and less the grant price and any tax withholding amounts with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of a SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;
iii.cancel Awards that remain subject to a restricted period and/or a performance period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or
{00045459:10}

Exhibit 10.2
iv.make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof); provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8.e.iv shall only apply to the extent it is not in conflict with Section 8.d.
Notwithstanding the foregoing, in the event of a Change in Control, unless the Company is the surviving entity and any adjustments necessary to preserve the value of Participants’ outstanding Awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under the Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control: (A) all Awards with time-based vesting conditions or restrictions shall become fully vested (and Options or SARs exercisable) at the time of such Change in Control; and (B) all Awards with respect to which the vesting or amount is based on the satisfaction or achievement of performance goals or other performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (1) the performance achieved (as determined by the Committee) or (2) the target level of performance applicable to the Award, but prorated based on the elapsed proportion of the performance period as of the Change in Control. Notwithstanding the foregoing, if the per share Exercise Price for an Option or grant price for a SAR equals or exceeds the Change in Control Price, such Award shall terminate and be canceled. Notwithstanding the foregoing, Options held by an Investor Relations Service Provider may not be accelerated while the Company remains listed on the TSX Venture Exchange without prior approval by the TSX Venture Exchange. Any adjustments under this Section 8.e remain subject to prior approval by the TSX Venture Exchange. 9. Beneficiary Designation.
A Participant’s “beneficiary” is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times as prescribed by the Committee and by using such forms and following such procedures approved or accepted by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the beneficiary shall be the Participant’s estate.
Notwithstanding the provisions above, the Committee may, in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Section 9, or both, in favor of another method of determining beneficiaries.
{00045459:10}

Exhibit 10.2
Notwithstanding anything herein to the contrary, no claim by a beneficiary to receive payments or other benefits or exercise rights available under the Plan may be made more than twelve months from the Participant’s death.
10.General Provisions.
a.Tax Withholding. The Company and any of the Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, which shall be limited to cash, broker-assisted sale following the same rules as Cashless Exercise (except that shares are sold to cover the aggregate tax withholding obligations as opposed to the Exercise Price of the Award) or net settlement following the same rules as Net Exercise (except that shares are withheld by the Company to cover the aggregate tax withholding obligations as opposed to the Exercise Price of the Award). Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement (following the same rules as Net Exercise) shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement (following the same rules as Net Exercise), the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
b.Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of the Affiliates, (ii) interfering in any way with the right of the Company or any of the Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
c.Relationship to Other Benefits. No Award or payment under the Plan shall
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Exhibit 10.2
be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan or as required by applicable law.
d.Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Corpus Christi, Texas. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS HEREUNDER.
e.Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule
16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a NQSO for all purposes of the Plan.
f.Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended
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Exhibit 10.2
to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.
g.Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of the Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of the Affiliates as a result of any such action.
h.Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.
i.Interpretation. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
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Exhibit 10.2
j.Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
k.Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company (if the Company has requested such an opinion), constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company (if the Company has requested such an opinion), may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company (or an Affiliate, as applicable).
l.Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 10.l nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company or the Affiliates be liable for all or any
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Exhibit 10.2
portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
m.Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company or an Affiliate.
n.Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any online electronic system established and maintained by the Committee or another third party selected by the Committee.
o.Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
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Exhibit 10.2
p.Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 11), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.
11.Amendments to the Plan and Awards.
a.The Committee may (i) amend, alter, suspend, discontinue or terminate any Award or Award Agreement or (ii) amend or alter the Plan.
b.The Board may (i) amend, alter, suspend, discontinue or terminate the Committee’s authority to grant Awards or otherwise administer the Plan or (ii) amend, alter, suspend, discontinue or terminate the Plan and any Award or Award Agreement.
c.While the Company remains listed on the TSX Venture Exchange (or if the listing standards or rules of any securities exchange upon which the Stock is traded would so require):
i.other than (1) amendments to fix typographical errors or (2) amendments to clarify existing provisions of the Plan that do not have the effect of altering the scope, nature and intent of such provisions, actions by the Committee and Board to amend or alter the Plan shall be subject to approval by stockholders and the TSX Venture Exchange;
ii.any reduction in the Exercise Price of an Option or extension of the term of such Option, where the Participant is an Insider of the Company, shall be subject to stockholder approval; and
iii.other than amendments to (1) reduce the number of shares of Stock that may be issued under an Award, (2) increase the Exercise Price of an Option or (3) cancel an Award, provided in each case the Company issues a news release outlining the terms thereof, the Company must receive prior approval from the TSX Venture Exchange of all amendments to Awards hereunder (other than Cash Awards).
    d.     Actions by the Committee and the Board described in this Section 11 may
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Exhibit 10.2
be taken without the consent of Participants, except where an action would materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.
{00045459:10}